As Filed With the Securities and Exchange Commission
on November 19, 2010
Registration No. _______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-1328153 (I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
FIRST ACCEPTANCE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Kevin P. Cohn
Chief Financial Officer
First Acceptance Corporation
3813 Green Hills Village Drive
Nashville, Tennessee 37215
(Name and Address of Agent for Service)
(615) 844-2800
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Each Class of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, $0.01 par value	200,000 shares	$1.85	$370,000	$26.38

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Registrant’s Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 18, 2010, which was $1.85 per share.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of the Registrant’s Common Stock, $0.01 par value, for the Registrant’s Employee Stock Purchase Plan, as amended.
INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS
     The Registration Statements on Form S-8 (File Nos. 333-121551 and 333-149291) previously filed by the Registrant with the Securities and Exchange Commission on December 22, 2004 and February 19, 2008, respectively, are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 19, 2010.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Stephen J. Harrison
Stephen J. Harrison
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Stephen J. Harrison and Kevin P. Cohn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen J. Harrison Stephen J. Harrison	Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2010

/s/ Kevin P. Cohn Kevin P. Cohn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

/s/ Gerald J. Ford Gerald J. Ford	Chairman of the Board of Directors	November 19, 2010

/s/ Thomas M. Harrison, Jr. Thomas M. Harrison, Jr.	Director	November 19, 2010

/s/ Tom C. Nichols Tom C. Nichols	Director	November 19, 2010

/s/ Rhodes R. Bobbitt Rhodes R. Bobbitt	Director	November 19, 2010

/s/ Harvey B. Cash Harvey B. Cash	Director	November 19, 2010

/s/ Donald J. Edwards Donald J. Edwards	Director	November 19, 2010

/s/ Lyndon L. Olson, Jr. Lyndon L. Olson, Jr.	Director	November 19, 2010

/s/ William A. Shipp, Jr. William A. Shipp, Jr.	Director	November 19, 2010

EXHIBIT INDEX

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC.

Exhibit 23.1	Consent of Ernst & Young LLP.

Exhibit 23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included on signature page of this Registration Statement).